Exhibit 10.30

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of August 28, 2000, by and The May Davis Group, a Maryland corporation (the "Placement Agents"), TCPI, Inc., a Florida Corporation (the "Company"), and First Union National Bank, a national banking association, as Escrow Agent hereunder (the "Escrow Agent").

                                   BACKGROUND
                                   ----------

                  WHEREAS, the Company and the Placement Agents have entered into a Placement Agency Agreement (the "Placement Agency Agreement"), dated as of August 18, 2000, pursuant to which the Company proposes to offer for sale to investors ("Investors") through the Placement Agent on a "best efforts", basis One Million Five Hundred Thousand Dollars ($1,500,000) of Debentures for a total purchase price of One Million Five Hundred Thousand Dollars ($1,500,000). (the "Proceeds") The Securities will be sold to Buyer(s) pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") between the Company and each Buyer listed on Schedule I thereto. The Securities Purchase Agreement provides that the Buyer(s) shall deposit the purchase price of the Securities purchased pursuant to the Securities Purchase Agreement in a segregated escrow account to be held by Escrow Agent in order to effectuate a disbursement of the $1,500,000 to the Company at a closing to be held as set forth in the Securities Purchase Agreement. (the "Closing")

                  WHEREAS, the Placement Agents intend to sell the Securities as the Company's agent on a "best efforts, basis (the "Offering").

                  WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it in accordance with the terms of this agreement.

                  WHEREAS, in order to establish the escrow of funds and to effect the provisions of the Securities Purchase Agreement, the parties hereto have entered into this Agreement.

         NOW THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. Definitions. The following terms shall have the following meanings when used herein:


         a. "Escrow Funds" shall mean the funds deposited with the Escrow Agent pursuant to this Agreement, which funds shall include, without limitation, the sum of $1,500,000.

         b. "Joint Written Direction" shall mean a written direction executed by the Placement Agents and the Company directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any action pursuant to this Agreement.

         c. "Escrow Period" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

         (i) The date upon which the Escrow Agent confirms that it has received in the Escrow Account all of the Proceeds;

         (ii) The expiration of ten (10) days from the date of commencement of the Offering (unless extended by mutual written agreement between the Company and the Placement Agent with a copy of such extension to the Escrow Agent); or

         (iii) The date upon which a determination is made by the Company and the Placement Agents to terminate the Offering prior to the sale of all the Securities.

During the Escrow Period, the Company and the Placement Agents are aware that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or the Placement Agents or any other entity, or be subject to the debts of the Company or the Placement Agents or any other entity.

2. Appointment of and Acceptance by Escrow Agent. The Placement Agents and the Company hereby appoint Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Agreement.

3. Creation of Escrow Funds. On or prior to the date of the commencement of the Offering, the parties shall establish an escrow account with the Escrow Agent, which escrow account shall be entitled as follows: TCPI, Inc./May Davis Group, Inc. Escrow Account for the deposit of the Escrow Funds. The Placement Agents will instruct subscribers to wire funds to the account of the Escrow Agent as follows:

Bank: First Union National Bank of New Jersey
Routing # [intentionally ommitted]
Account # [intentionally ommitted]
Name on Account: Butler Gonzalez, LLP/First Union Escrow Account
Name on Sub-Account:  TCPI, Inc./May Davis Group, Inc.
                      Escrow account
Reference Sub-Account #   [intentionally ommitted]

Attn:    Robert Mercado (732) 452-3005
         Carmela Agugliaro (732) 452-3005
Only wire transfers shall be accepted.

         4. Deposits into the Escrow Account. The Placement Agents agree that they shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account.

         5. Disbursements from the Escrow Account.
            --------------------------------------

         (a) At such time as Escrow Agent has collected and deposited instruments of payment in the total amount of the Proceeds, Escrow Agent shall notify the Company and the Placement Agents. The Escrow Agent will continue to hold such funds until Placement Agents and Company execute a Joint Written Direction directing the Escrow Agent to disburse the Proceeds pursuant to a closing statement signed by the Company (the "Closing Statement"). In disbursing such funds, Escrow Agent is authorized to rely upon such Closing Statement from Company and may accept any signatory from the Company listed on the signature page to this Agreement and any signature from the Placement Agents that Escrow Agent already has on file.

         In the event the Escrow Agent does not receive the minimum deposits from the investors totaling $1,500,000 prior to the expiration of the Escrow Period (the "Minimum Deposits"), the Escrow Agent shall notify the Company and the Placement Agents. Upon receipt of the Joint Written Direction from the Company and Placement Agent, the Escrow Agent shall disburse the collected funds, held in escrow, as directed pursuant to the Joint Written Direction. .

         For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

         6. Collection Procedure. The Escrow Agent is hereby authorized to forward each wire for collection and, upon collection of the proceeds of each wire deposit the collected proceeds in the Escrow Account.

         Any wires returned unpaid to the Escrow Agent shall be returned to the Placement Agents. In such cases, the Escrow Agent will promptly notify the Company of such return.

         If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check or wire to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's wire for collection, the Escrow Agent shall promptly issue a check or wire the amount of the subscriber's wire to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's wire for collection, the Escrow Agent shall promptly remit the subscriber's wire directly to the subscriber. The Company shall provide payment instructions to the Escrow Agent.

         7. Suspension of Performance: Disbursement Into Court. If at any time, there shall exist any dispute between the Company and the Placement Agents with respect to holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if the parties have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 9 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

         a. suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided however, Escrow Agent shall continue to invest the Escrow Funds in accordance with Section 8 hereof; and/or

         b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

         c. Escrow Agent shall have no liability to the Company, the Placement Agent, or any person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, our of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in with respect to any other action required or requested of Escrow Agent.

         8. Investment of Escrow Funds. The Escrow Agent shall deposit the Escrow Funds in a non-interest bearing money market account.

         If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Fund, or such portion thereof, as to which no Joint Written Direction has been received, in investments described above. The foregoing investments shall be made by the Escrow Agent. Notwithstanding anything to the contrary contained, Escrow Agent may, without notice to the parties, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any Joint Written Direction received by Escrow Agent with respect to investment of any funds in the Escrow Funds after ten o'clock, a.m., New Jersey time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in New Jersey are open for business.

9. Resignation and Removal of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to the parties or may be removed, with or without cause, by the parties, acting jointly, by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the representatives of the Placement Agents and the Company identified in Sections 13a. (iv) and 13b. (iv), below, jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all funds held by it in the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

     10.  Liability of Escrow Agent.
          --------------------------

     a. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, disbursement and accounting of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice o any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement or the Securities Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Placement Agent jointly and severally shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

         b. The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or ay part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree which it is advised by legal counsel selected by its binding upon without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     11. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, the parties jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney's fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company and the Placement Agent hereunder in writing, and the Placement Agents and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its sole discretion) in any such action and to participate and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Placement Agents and/or the Company shall be required to pay such fees and expense if (a) the Placement Agents or the Company agree to pay such fees and expenses, or (b) the Placement Agents and/or the Company shall fail to assume the defense of such action or proceeding or shall fail, in the sole discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) the Placement Agents and the Company is the plaintiff in any such action or proceeding or (d) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both Indemnified Party the Company and/or the Placement Agents Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Placement Agents. The Placement Agents and the Company shall be jointly and severally liable to pay fees and expenses of counsel pursuant to the preceding sentence, except that any obligation to pay under clause (a) shall apply only to the party so agreeing. All such fees and expenses payable by the Company and/or the Placement Agents pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of the Escrow Agent shall be independent of any obligation of Escrow Agent.

     The parties agree that neither payment by the Company or the Placement Agents of any claim by Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, as between the Placement Agents and the Company, the respective rights and obligations of Placement Agents, on the one hand, and the Company, on the other hand, under the Placement Agency Agreements.

         13. Warranties.
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         a. Placement Agents makes the following representations and warranties to Escrow Agent:

                  (i) Placement Agents have full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Placement Agents, including any necessary shareholder approval, has been executed by duly authorized officers of the Placement Agents, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance of the Placement Agents of this Agreement will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of Placement Agents, any applicable law or regulation, any court order or administrative ruling or degree to which the Placement Agents is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement.

                  (iv) Michael Jacobs has been duly appointed to act as the representative of The May Davis Group, Inc., hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the Placement Agent's representative under this Agreement, all without further consent or direction form, or notice to, the Placement Agent or any other party.

                  (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  (vi) All of the representations and warranties of the Placement Agents contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

         b. The Company makes the following representations and warranties to Escrow Agent:

                  (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of

                  Florida, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of the Company, including any necessary shareholder approval, has been executed by duly authorized officers of the Company, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance by the Company of this Escrow Agreement is in accordance with the Securities Purchase Agreement and will not violate, conflict with, or cause a default under the certificate of incorporation or bylaws of the Company, any applicable law or regulation, any court order or administrative ruling or decree to which the Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation to the Securities Purchase Agreement, to which the Company is a party or any of its land is subject.

                  (iv) Walter V. Usinowicz, Jr. has been duly appointed to act as the representatives of the Company hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take all other actions as the Company's Representative under this Agreement, all without further consent or direction from, or notice to, the Company or any other party.

                  (v) No party other than the parties hereto and the Investors have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                  (vi) All of the representations and warranties of the Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Escrow Funds.

         14. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the District of New Jersey shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of New Jersey, Chancery Division of Essex County shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept the service of process to vest personal jurisdiction over them in any of these courts.

         15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and addressed to the party to be notified as follows:

                  If to Placement Agents, to:

                  The May Davis Group, Inc.
                  One World Trade Center
                  New York, NY 10048
                  Attention: Michael Jacobs
                  Facsimile: (212) 775-8166

                  With Copy to:

                  Butler Gonzalez, LLP
                  1000 Stuyvesant Avenue

                  Suite #6
                  Union, NJ  07083
                  Attention: David Gonzalez, Esq.
                  Facsimile: (908) 810-0973


                  If to Company, to:

                  TCPI, Inc.
                  3341 S.W. 15th Street
                  Pompano Beach, FL  33069
                  Attention: Elliot Block, Ph.D., Chief Executive Officer
                  Telephone:  (954) 979-0400
                  Facsimile:  (954) 979-6125


                  With Copy to:

                  Jay E. Eckhaus, Esq.
                  3341 S.W. 15th Street
                  Pompano Beach, FL  33069
                  Telephone:  (954) 979-0400
                  Facsimile:  (954) 979-6125

                        and

                  Teddy D. Klinghoffer, Esq.
                  Akerman, Senterfitt & Edison, P.A.
                  Suntrust International Center, 26th Floor
                  One S.E. 3rd Avenue
                  Telephone:  (305) 374-5600
                  Facsimile:  (305) 374-5095

                  If to Escrow Agent, to:

                  First Union National Bank,
                  407 Main Street
                  Metuchen, NJ 08840
                  Attention: Robert Mercado
                             Carmela Agugliaro
                  Facsimile: (732) 452-3005

         Or to such other address as each party may designate for itself by like notice.

         16. Amendments or Waiver. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the parties and the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         18. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.

         19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the holding, investment, and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

         20. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of the Placement Agent, the Company, or the Escrow Agent.

         21. Execution of Counterparts. This Agreement and any Joint Written Direction may be executed in counter parts, which when so executed shall constitute one and same agreement or direction.

         22. Termination. Upon the first to occur of the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 7 hereof, this Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year above set forth.

ATTEST:                                     COMPANY:
                                            TCPI, INC.

/s/ Jay E. Eckhaus                          By: /s/ Walter V. Usinowicz
--------------------                            --------------------------
Name: Jay E. Eckhaus                        Name: Walter V. Usinowicz
Title: Secretary                            Title: Chief Financial Officer

                                            ESCROW AGENT:
                                            FIRST UNION NATIONAL BANK

                                            By: /s/ Robert Mercado
                                                --------------------------
                                            Name: Robert Mercado
                                            Title: As Escrow Agent

                                            PLACEMENT AGENT:
                                            THE MAY DAVIS GROUP, INC.

                                            By: /s/ Michael Jacobs
                                                --------------------------
                                            Name: Michael Jacobs
                                            Title: Managing Director